Filed Pursuant to Rule 424(b)(5)
Registration No. 333-213575

PROSPECTUS SUPPLEMENT
(To the Prospectus Dated November 10, 2016)

2,333,334 Shares of Common Stock Warrants to Purchase up to 1,166,667 Shares of Common Stock

Pareteum Corporation

We are offering up to 2,333,334 shares of our common stock and warrants to purchase up to 1,166,667 shares of common stock pursuant to this prospectus supplement and the accompanying prospectus. The shares of common stock and the warrants are immediately separable and will be issued separately in this offering. Each warrant will have a term of five years from issuance at an exercise price equal to $1.87 per share. We are also offering the shares of common stock that are issuable from time to time upon exercise of the warrants being offered by this prospectus supplement and the accompanying prospectus.

Our common stock is traded on the NYSE MKT under the symbol “TEUM.” On March 9, 2017, the last reported trading price of our common stock on the NYSE MKT was $1.51 per share.

As of March 10, 2017, the aggregate market value of our outstanding common equity held by non-affiliates was approximately $28,349,909, based on 8,805,912 shares of outstanding common stock, of which 7,641,485 shares are held by non-affiliates, and a price of $3.71 per share, which was the last reported trading price of our common stock on the NYSE MKT on February 27, 2017. As of the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar month period that ends on, and includes, the date of this prospectus supplement. No public market exists for our warrants and we do not intend to apply for the listing of the warrants on any securities exchange.

Our business and an investment in our securities involve a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Combined Per Share and Half-Warrant	Total
Public offering price	$1.50	$3,500,001
Underwriting discounts and commissions(1)	$0.105	$245,000
Proceeds, before expenses, to us	$1.395	$3,255,001
(1)	See “Underwriting” beginning on page S-25 of this prospectus supplement for a description of the compensation payable to the underwriters.

We have granted a 45-day option to the representative of the underwriters to purchase up to 350,000 additional shares of common stock and/or 175,000 warrants on the same terms and conditions set forth above, solely to cover over-allotments, if any.

The underwriters expect to deliver our shares and warrants against payment therefor on or about March 15, 2017, subject to customary closing conditions.

Joseph Gunnar & Co.

March 10, 2017

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained or incorporated herein by reference in this prospectus supplement, contained or incorporated therein by reference in the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. You should assume that the information in this prospectus supplement and the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be delivered to you when making your investment decision.

In this prospectus supplement and the accompanying prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Pareteum,” the “Company,” “we,” “us” and “our” to refer to Pareteum Corporation and its subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-9 and on page 4 of the accompanying prospectus, the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, when making an investment decision. Unless otherwise indicated, all information in this prospectus supplement reflects a 1-for-25 reverse split of our common stock effected on February 27, 2017.

Business Overview

a. Pareteum Vision

We believe that every person, and every thing, should be connected, and will be connected if our customers and users wish to be connected.

The way we connect every person, and every thing, is by aiming to be the company which can connect to all networks in the Cloud, on all layers of the software development stack (OSI 7 layer model).

We seek to achieve this by delivering our Mobility, Messaging and Security Cloud Service Platforms which enable:

•	Mobile Carriers, MNOs & MVNOs (mobile (virtual) network operators) to enter the Cloud-computing era, with a pay-as-you-grow business; to connect more people, in more creative and value-driven ways.
•	Enterprises can connect their customers, their employees, their assets and derive more value from them.
•	IoT (Internet of Things) Devices can connect to each other, and give control, with informational value, to their owners.

b. Pareteum Solution

Pareteum has developed a Telecommunications Cloud Service Platform, that provides (i) mobility, (ii) messaging and (iii) security services and applications, with a Single-Sign-On, API and software development suite:

Our solution has proven itself globally against much larger competitors and is installed in multiple companies in diverse countries around the world ranging from small service providers to one of the world’s largest telecoms companies, Vodafone, based in Europe.

The market and our customers tell us that they need to find ways to reduce cost, they want to find ways to increase their revenues, and they want to scale and grow their business, and all consider Cloud capabilities as a vital means to achieve these goals. As we’ve listened to our customers and understood the business goals that they have, we believe Pareteum is well placed to help them achieve these goals, drive value for customers, and ultimately value for our own business.

We have designed a solution that solves these problems. Each of these three platforms — mobility, messaging and security — can be marketed and deployed independently, or they can be delivered as a single, integrated Cloud Service Platform, as illustrated in the figure above.

c. 2016 Restructure

We made significant changes to the business in 2016 during a significant 3-phase restructuring, which saw headcount reduced from 275 at the end of 2015, to 64 at the start of 2017. This reorganization and other measures saw the company take some $10 million of annualized costs out of the business, which was loss making. In addition, end-2015/early-2016 saw significant changes to the Company’s management. In terms of product development, the Company also evolved its managed-services technology offering, into a complementary scalable, rapidly deployable, Cloud Service Platform.

The company is now focused on revenue and business growth in 2017 and beyond.

d. Market Opportunity

Pareteum’s target communications markets consists of:

•	Retail mobile network operators (MNOs), or carriers, who own their own networks (such as existing customers Vodafone and ZAIN etc.).
•	Mobile Virtual Network Operators (MVNOs) who are marketing companies that own subscribers but don’t own their own networks.
•	Enterprises: increasingly, large businesses of any kind understand that they can derive value and achieve success by taking control of and harnessing communications (in the broadest sense) whether for employee or customer management, inventory management or other value-added services.
•	Over the Top application providers (OTT) such as Skype, WhatsApp, etc. who ride over the networks of the retail mobile carriers.
•	Internet of Things (IoT) markets, made up of wireless devices communicating wherever they are in the world.

Pareteum is a provider of mobile networking software and services to all of these markets. Pareteum’s Managed Service Platform (MSP) provides a platform for SIM connectivity, Voice, SMS Messaging and Roaming solutions that MNOs and other large service providers can offer their MVNOs. The Global Cloud Mobility Platform (GCMP) provides a complete turnkey (outsourced) solution for similar services to a wide array of service providers, enterprises and marketing channels. Lastly, Pareteum has recently introduced its Exchange Platform and Service Bureau, which can be offered to thousands of smaller service providers, application developers and Internet of Things solutions integrators.

e. Growth Strategy: 2017 and beyond

Pareteum intends to grow rapidly through the continued recruitment of key sales executives and their deployment to major territories including North America, Latin America, Europe, Middle East & Africa as well as the Asia-Pacific region.

There will be additional business rationalization such as additional closure of redundant foreign subsidiaries, and further consolidation of corporate and finance HQ roles into the USA. Pareteum will also be expanding its product set and broadening the types of customers served in 2017.

The first aspect of growth is to leverage its current customer relationships into new geographic markets and market segments. Pareteum expects to respond to numerous large-scale Managed Service Platform (MVNE) RFPs in 2017. The second aspect of growth is to expand the Global Mobility Cloud to enable any type of service provider and large enterprises to mobilize their customer or employee base. This market will require greater integration with traditional wireline and communication services.

The third area of growth is the expansion of the exchange platform and service bureau enabling a wide array of specialized and Internet of Things connectivity solutions across wired and wireless applications and services. This plug and play model will also require acquisition of assets and expertise as well as partnership agreements already in place or currently being negotiated.

f. Intellectual Property

Our valuable intellectual property subsists in our proprietary technology, some of which is patented and patent-pending. We self-developed and own almost all of our mobile network platform components, and leverage our significant industry expertise, in-depth industry knowledge and trade secrets. Our software and source code is in continuous iterations of improvement, as we move our operations and customers to the cloud to take advantage of the convergence of telecoms and IP networks and the market opportunities that brings.

Recent Events

Receipt of Conversion Notice

On March 7, 2017, the Company received conversion notices from holders of an aggregate of $1,150,000, or 115 shares, of the Company’s Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock (the “Preferred Shares”). The Preferred Shares shall convert into shares of common stock, of the Company at a 13% discount to a public offering (or $1.305 per share, based on the price per common share received by us in this offering) and shall become effective upon the filing by the Company of this prospectus supplement disclosing the terms of this offering.

Amendment to Credit Agreement

On March 6, 2017, Elephant Talk Europe Holding B.V., (the “Borrower”), a wholly owned subsidiary of the Company, as borrower, the Company, Pareteum North America Corp., Elephant Talk Group International B.V., Corbin Mezzanine Fund I, L.P. (“Lender”) and Atalaya Administrative LLC, as administrative agent and collateral agent for the Lender, entered into a letter agreement (the “Letter Agreement”) to amend certain terms of the credit agreement among the parties, dated November 17, 2014, as has been amended from time to time (as so amended, the “Amended and Restated Credit Agreement”).

Pursuant to the Letter Agreement, (i) the maturity date will be extended to December 31, 2018; (ii) the amortization schedule will be as follows: Q1-17: $1,500,000; Q2-17: $1,500,000; Q3-17: $500,000; Q4-17: $500,000; Q1-18: $750,000; Q2-18: $750,000; Q3-18: $750,000; Q4-18: Balloon; (iii) a new financial covenants package shall be agreed upon by the parties by April 30, 2017; and (iv) the warrants issued thereunder will be amended as follows: (a) the aggregate amount of shares of common stock underlying the warrants will be increased to 1,446,000 (post-reverse split); (b) the exercise price of the warrants will be set at the lesser of (A) $3.25 per share (post-reverse split) or (B) a 13% discount to the offering price of shares of common stock (or $1.305 per share, based on the price per common share received by us in this offering) in an underwritten public offering (the “Equity Offering”) of the Company; and (c) the anti-dilution sections (Sections 9(d) and 9(h)) of the warrants shall be removed.

The terms of the Letter Agreement are subject to, and conditioned upon, among other things, the execution and delivery of a formal amendment to the Amended and Restated Credit Agreement and warrant, a reaffirmation of the Borrower and guarantors’ obligations thereunder, a reaffirmation of the security interests and guarantees granted by the Borrower and Guarantors in connection therewith and the consummation of the Equity Offering.

Appointment of new independent director

Effective March 1, 2017, the Company appointed Luis Jimenez Tuñon as an independent director of the Company.

Amendments to Convertible Securities

The Company is currently in negotiations with holders of certain convertible securities previously issued by the Company, to amend certain of the price protection and anti-dilution provision contained therein. However, no assurance can be given that the Company will be successful in its efforts in seeking to amend the terms of such convertible securities.

Reverse Stock Split

On February 27, 2017, we effected a 25-for-1 reverse split of our common stock. All warrant, option, share and per share information in this prospectus supplement gives retroactive effect for a 25-for-1 reverse split. All numbers in this prospectus gives effect to all financial information as if the reverse split had occurred on the date reported, except as otherwise noted.

Senior Management Changes

Effective January 9, 2017, our Board of Directors appointed Ted O’Donnell as Chief Financial Officer. Mr. O’Donnell had previously served as the Chief Financial Officer of Ameri Holdings, Inc. (OTC: AMRH) from January 2016 through December 2016 and the Chief Operating Officer of Radbourne Property Group, Inc. from April 2015 to January 2016. From February 2013 until April 2015, Mr. O'Donnell served as chief financial officer of AudioEye, Inc. (OTC: AEYE.) From December 2010 until January 2013, Mr. O'Donnell served as Vice President of Finance for Augme Technologies, Inc. (Previously OTC: AUGT), which provides strategic services and mobile marketing technology to leading consumer and healthcare brands. Mr. O'Donnell is a Certified Public Accountant in New York and a member of NYSSCPAs and AICPA. Mr. O'Donnell earned a B.S, degree in Accountancy from Villanova University in 1991 and an M.B.A. from Columbia Business School in 2003.

AudioEye is currently a party to a class action and derivative suit, which names Mr. O’Donnell personally. Mr. O'Donnell was also previously a member of Aloysius Lyons, LLC. Aloysius Lyons, LLC filed for protection under Chapter 7 of the federal bankruptcy laws in 2007. Aloysius Lyons, LLC received a discharge relating to the matter in 2009 and has been dissolved.

Effective November 1, 2016 our Board of Directors appointed Victor Bozzo to the office of Chief Executive Officer. Prior to joining the Company, from August 2011 until October 2016, Mr. Bozzo served as Senior Vice President, Worldwide Sales and Marketing for Telarix Inc., a market leader in interconnect solutions for service provider. Prior to joining Telarix, from 2009 to 2011, Mr. Bozzo served as President and General Manager of Pac-West's Emerging Technologies division after selling Pac-West his startup, Factor Communications, an innovative portfolio of cloud-based communications services. From 2003 to 2008, Mr. Bozzo was a VP of Worldwide Sales at NexTone Communications, ITXC Corporation and Voxware.

Armin Gustav Hessler submitted his resignation as the Company’s Chief Operations Officer effective as of November 2, 2016. The Company has agreed to make monthly cash severance payments to Mr. Hessler for a period of nine months from the date of his resignation, equal to an aggregate gross amount of Euro 180,000. The Company has also agreed to allow Mr. Hessler to keep an aggregate of 2,200,000 vested stock options. Mr. Hessler did not resign as a result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Amendment to Credit Facility — ATALAYA

On December 27, 2016, our wholly owned subsidiary Elephant Talk Europe Holding B.V., an entity organized under the laws of the Netherlands (“ET Europe” or the “Borrower”), as borrower, the Company, Pareteum North America Corp., a Delaware corporation (“Pareteum North America”), Elephant Talk Group International B.V., an entity organized under the laws of the Netherlands, Corbin Mezzanine Fund I, L.P., (“Lender”) and Atalaya Administrative LLC, a New York limited liability company (“ATALAYA”), as administrative agent and collateral agent for the Lender, entered into an Amended and Restated Credit Agreement (the “Loan Agreement Amendment”) amending certain terms of the Credit Agreement among the parties dated November 17, 2014, as have been amended from time to time (as so amended, the “Original Credit Agreement”).

Pursuant to the Amendment, the Borrower is indebted to ATALAYA and Lender in the amount of $5,562,778, and has agreed to add the following amounts to the indebtedness: (i) the Additional Prepayment Premium (as defined in the Original Credit Agreement) of $4,149,893; (ii) the Prepayment Premium (as defined in the Original Credit Agreement) of $69,165 and (iii) the Exit Fee (as defined in the Original Credit Agreement) of $300,000, totaling $10,081,836 (the “Amended Term Loan Facility”).

The Amendment removes certain terms regarding the liquidation preference and the prepayment fee. In addition, the Amendment provides that the interest rate is 13% per annum. However, upon receipt by the Company of Net Equity Proceeds (as defined in the Amendment) of $3,000,000 and applying such amount to certain obligations, the interest rate shall be reduced to 12% per annum.

Pursuant to the Amendment, the initial maturity date of the loan is June 30, 2017, which shall be automatically extended to December 31, 2017 (the “First Extended Maturity Date”) upon a repayment of principal of at least $1,500,000 by March 31, 2017 and another $1,500,000 by June 30, 2017, and there is no default then existing. The First Extended Maturity Date shall be automatically extended to February 28, 2018 (the “Second Extended Maturity Date”) if the financial statements required by the Amendment for the month ending November 30, 2017 have been delivered to ATALAYA and the Lender, and as of December 31, 2017, the total leverage ratio of the Company and its subsidiaries is less than or equal to 2.50 to 1.00, and there is no default then existing. The Second Extended maturity Date shall be automatically extended to December 31, 2018 if the financial statements for the fiscal quarter ending December 31, 2017 have been delivered to ATALAYA and the Lender, and as of December 31, 2017, the total leverage ratio of the Company and its subsidiaries is less than or equal to 2.50 to 1.00, and no default then exits.

In addition, pursuant to the Amendment, the Borrower agrees to respectively repay $250,000 by the end of each fiscal quarter of 2017 and $500,000 by the end of each fiscal quarter of 2018. The Amendment also provides that the Borrower shall pay to ATALAYA a quarterly installment of $15,000 as the administration fee, which is $60,000 in total. Also, the Amendment updated the financial covenants.

Also on December 27, 2016, a Reaffirmation Agreement (the “Reaffirmation Agreement”) was entered by and among ET Europe, the Company, Pareteum North America and ATALAYA, pursuant to which, among other things, the Borrower reaffirmed its obligations to Lender under each of the Credit Agreement (as defined in the Reaffirmation Agreement), the Security Agreement (as defined in the Reaffirmation Agreement) and the Pledge Agreement (as defined in the Reaffirmation Agreement) and Deed of Pledge over Shares (as defined in the Reaffirmation Agreement).

Notification from NYSE MKT

On January 5, 2017, the Company received a notice from NYSE MKT LLC (the “Exchange”) indicating that the Company is not currently in compliance with the Exchange’s continued listing standards as set forth in Section 1003(a)(ii), Section 1003(a)(iii), Section 1003(a)(iv) and Section 1003(f)(v) of the NYSE MKT Company Guide (the “Company Guide”). The Exchange further stated that the Company is also not in compliance with Section 1003(a)(i) since the Company’s reported stockholders’ equity as of September 30, 2016 was $(6.4) million and the Company has net losses in its last five most recent fiscal years ended December 31, 2015. This notice was in addition to notices received by the Company from the Exchange (i) on August 8, 2016, as previously disclosed on a Current Report on Form 8-K filed by the Company on August 12, 2016 and for which the Company submitted a plan of compliance on August 19, 2016; (ii) May 26, 2016, as previously disclosed on a Current Report on Form 8-K filed by the Company on June 2, 2016 and for which the Company submitted a plan of compliance on June 27, 2016; and (iii) December 6, 2016, as previously disclosed on a Current Report on Form 8-K filed by the Company on December 9, 2016. The Exchange had reviewed the Company’s plans of compliance and previously determined to accept the plans and granted the Company a conditional plan period through December 31, 2016.

The Exchange has since reviewed the Company’s most recent updates and determined to extend the plan period for the Company to regain compliance with Section 1003(a)(iv) through June 30, 2017 and Section 1003(a)(i), Section 1003(a)(ii), and Section 1003(a)(iii) through November 27, 2017. As previously disclosed on a Current Report on Form 8-K filed by the Company on December 9, 2016, the Company has until June 6, 2017 to regain compliance with Section 1003(f)(v).

If the Company is not in compliance with the continued listing standards of the Company Guide by the applicable extension dates set forth above, or if the Company does not make progress consistent with the plan during the plan period, the Exchange will initiate delisting proceedings as appropriate. The Company may appeal a staff delisting determination in accordance with Section 1010 and Part 12 of the Company Guide.

On February 27, 2017, we completed a 25-to-1 reverse split of our issued and outstanding common stock. Although we believe we have regained compliance with Section 1003(f)(v) of the Company Guide, there can be no assurance that the price of our common stock will continue to satisfy this rule or that we will be able to satisfy the other Exchange listing standards set forth above. If we were to be delisted, such delisting from NYSE MKT would adversely affect our ability to raise additional financing through the public or private sale of equity securities, would significantly affect the ability of investors to trade our securities and would negatively affect the value and liquidity of our common stock. Delisting also could have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

Corporate Information

Our principal executive offices are located at 100 Park Avenue, Suite 1600, New York City, NY 10017. Our telephone number is (212)-984-1096. Our corporate website is http://www.pareteum.com. The information on our website is not a part of, or incorporated in, this prospectus.

The Offering

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement.

Securities offered by us
2,333,334 shares of common stock and warrants to purchase 1,166,667 shares of common stock
Common stock to be outstanding immediately after the offering(1)
11,139,246 shares (or 11,489,246 shares if the underwriters exercise, in full, their option to purchase additional shares and/or warrants).
Option to purchase additional shares of common stock and/or warrants
We have granted the representative of the underwriters a 45-day option to purchase 350,000 additional shares of common stock and/or 175,000 warrants at the public offering price, less any underwriting discounts, to cover over-allotments, if any.
Warrants
Each warrant will be exercisable for five years from the date of issuance at an exercise price equal to $1.87 per share.
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $3.0 million, or approximately $3.5 million if the underwriters exercise in full their option to purchase additional shares of common stock and/or warrants to cover over-allotments, in each case, after deducting underwriting discounts and commissions and our estimated expenses related to the offering.
We intend to use the net proceeds from this offering for working capital and general corporate purposes, including debt repayments. See “Use of Proceeds” on page S-21 of this prospectus supplement.
NYSE MKT symbol for Common Stock
“TEUM”
Risk factors
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement and other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before investing in our securities.

(1)	The number of shares of common stock to be outstanding immediately after this offering as shown above is based on 8,805,912 shares of common stock outstanding as of March 9, 2017. The number of outstanding shares excludes, as of March 9, 2017:
•	1,056,211 shares of our common stock issuable upon the exercise of outstanding stock options having a weighted average exercise price of $13.00 per share;

•	2,917,061 shares of our common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $6.20;
•	Approximately 545,880 shares of common stock issuable upon conversion of 149 outstanding shares of Series A Preferred Stock;
•	365,640 shares of common stock issuable upon conversion of 100 outstanding shares of Series A-1 Preferred Stock; and
•	437,798 shares of common stock issuable upon conversion of $821,626.50 in outstanding convertible notes.

Unless otherwise indicated, this prospectus supplement assumes no exercise by the representative of the underwriters of the option to purchase additional shares and/or warrants to cover over-allotments, if any, and no exercise of the warrants offered hereby.

RISK FACTORS

An investment in our securities involves a high degree of risk and uncertainty. You should consider the “Risk Factors” included in the documents that are incorporated by reference into this prospectus supplement, as well as the other information contained in this prospectus supplement, the accompanying prospectus and in the documents that are incorporated by reference into this prospectus. Our business, financial condition, cash flow or prospects and results of operations could be severely harmed as a result of these risks. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

We are subject to significant restrictive debt covenants, which limit our operating flexibility.

The Amended and Restated Credit Agreement dated December 27, 2016 contains covenants which impose significant restrictions on the manner we and our subsidiaries operate, including (but not limited to) restrictions on the ability to:

•	create certain liens;
•	incur debt and/or guarantees;
•	enter into transactions other than on arm’s-length basis;
•	pay dividends or make certain distributions or payments;
•	engage, in relation to the Company, in any business activity or own assets or incur liabilities not authorized by the agreement;
•	sell certain kinds of assets;
•	impair any security interest on the assets serving as collateral for the notes issued under the agreement;
•	enter into any sale and leaseback transactions;
•	make certain investments or other types of restricted payments;
•	substantially change the nature of the Company’s or the group’s business;
•	designate unrestricted subsidiaries; and
•	effect mergers, consolidations or sale of assets.

These covenants could limit our ability to finance our future operations and our ability to pursue acquisitions and other business activities.

The substantial and continuing losses, and significant operating expenses incurred in the past few years may cause us to be unable to pursue all of our operational objectives if sufficient financing and/or additional cash from revenues is not realized. This raises doubt as to our ability to continue as a going concern.

We have incurred net losses of $5,006,235 and $21,861,917 for the years ended December 31, 2015 and 2014 and $20,175,322 for the nine months ended September 30, 2016, respectively. As of December 31, 2015 and 2014 and September 30, 2016, we had an accumulated deficit of $255,635,531, $250,629,296 and $275,810,853, respectively.

Although we have previously been able to attract financing as needed, such financing may not continue to be available at all, or if available, on reasonable terms as required. Further, the terms of such financing may be dilutive to existing shareholders or otherwise on terms not favorable to us or existing shareholders. If we are unable to secure additional financing, as circumstances require, or do not succeed in meeting our sales objectives, we may be required to change or significantly reduce our operations or ultimately may not be able to continue our operations. As a result of our historical net losses and cash flow deficits, and net capital deficiency, these conditions raise substantial doubt as to the Company’s ability to continue as a going concern.

The current economic climate, especially in Europe, may have an adverse effect in the markets in which we operate.

Much of our customers’ business is consumer driven, and to the extent there is a decline in consumer spending, our customers could experience a reduction in the demand for their services and consequently affect the demand for our services and a decrease in our revenues, net income and an increase in bad debts arising from non-payment of our trade receivables. The potential adverse effects of an economic downturn include:

•	reduced demand for services, resulting in increased price competition or deferrals of purchases, with lower revenues not fully compensated through reduced costs; risk of financial difficulties or failures among our suppliers;
•	increased demand for customer finance, difficulties in collection of accounts receivable and increased risk of counterparty default;
•	risk of impairment losses related to our intangible assets as a result of lower forecasted sales of certain products;
•	increased difficulties in forecasting sales and financial results as well as increased volatility in our reported results;
•	end user demand could also be adversely affected by reduced consumer spending on technology, changed operator pricing, security breaches and trust issues.

Uncertainties and risks associated with international markets could adversely impact our international operations.

We have significant international operations in Europe, and to a lesser extent in the US, Middle East and elsewhere. There can be no assurance that we will be able to obtain the permits and operating licenses required for us to operate, obtain access to local transmission facilities on economically acceptable terms, or market services in international markets. In addition, operating in international markets generally involves additional risks, including unexpected changes in regulatory requirements, taxes, tariffs, customs, duties and other trade barriers, difficulties in staffing and managing foreign operations, problems in collecting accounts receivable, political risks, fluctuations in currency exchange rates, restrictions associated with the repatriation of funds, technology export and import restrictions, and seasonal reductions in business activity. Our ability to operate and grow our international operations successfully could be adversely impacted by these risks.

We operate in a complex regulatory environment, and failure to comply with applicable laws and regulations could adversely affect our business.

Our operations are subject to a broad range of complex and evolving laws and regulations. Because of our coverage in many countries, we must perform our services in compliance with the legal and regulatory requirements of multiple jurisdictions. Some of these laws and regulations may be difficult to ascertain or interpret and may change from time to time. Violation of such laws and regulations could subject us to fines and penalties, damage our reputation, constitute a breach of our client agreements, impair our ability to obtain and renew required licenses, and decrease our profitability or competitiveness. If any of these effects were to occur, our operating results and financial condition could be adversely affected.

We may not be able to integrate new technologies and provide new services in a cost-efficient manner.

The telecommunications industry is subject to rapid and significant changes in technology, frequent new service introductions and evolving industry standards. We cannot predict the effect of these changes on our competitive position, our profitability or the industry generally. Technological developments may reduce the competitiveness of our networks and our software solutions and require additional capital expenditures or the procurement of additional products that could be expensive and time consuming. In addition, new products and services arising out of technological developments may reduce the attractiveness of our services. If we fail to adapt successfully to technological advances or fail to obtain access to new technologies, we could lose customers and be limited in our ability to attract new customers and/or sell new services to our existing customers. In addition, delivery of new services in a cost-efficient manner depends upon many factors, and we may not generate anticipated revenue from such services.

We may not be able to develop and successfully market our mobile telecommunications platform and services as planned.

Pareteum operates in an exceptionally competitive environment where there is continuous innovation and new development. We are required to be a top performer in over a dozen highly specialized domains to effectively compete with our competitors. Ongoing investments are required to stay ahead of the competition. The sales process for our platform and the deployment process may be complicated and very slow. We are highly dependent on convincing MNOs and MVNOs to believe that outsourcing their requirements to us is the best way to go. We are exposed to business risks associated with turnkey projects and the scalability of our service and support organization. Although our policy is to avoid or minimize risks, it cannot be ruled out that in certain cases events occur that may seriously impact us and our performance.

Some of ValidSoft’s security solutions are dependent on mobile operators for network data access. Home-routing is sometimes preventing us from capitalizing on our capability. It tends to be a slow process to enter into definitive contracts with mobile operators. In addition, it is difficult to obtain network data access which is slowing our ability to timely address current market opportunities. The current market perception about safeguarding privacy remains challenging. Both the regulatory regime and consumer awareness of privacy protection are developing very slowly.

Implementation and development of our software platform business depends on our ability to obtain adequate funding.

Our software platforms require ongoing funding to continue the current development and operational plans. Failure to obtain adequate financing will substantially delay our development, slow down current operations, result in loss of customers and adversely impact our results of operations.

Disruptions in our networks and infrastructure may result in customer dissatisfaction, customer loss or both, which could materially and adversely affect our reputation and business.

Our systems are an integral part of our customers’ business operations. It is critical for our customers, that our systems provide a continued and uninterrupted performance. Customers may be dissatisfied by any system failure that interrupts our ability to provide services to them. Sustained or repeated system failures would reduce the attractiveness of our services significantly and could result in decreased demand for our services.

We face the following risks to our networks, infrastructure and software applications:

•	our territory can have significant weather events which physically damage access lines;
•	power surges and outages, computer viruses or hacking, earthquakes, terrorism attacks, vandalism and software or hardware defects which are beyond our control; and
•	unusual spikes in demand or capacity limitations in our or our suppliers’ networks.

Disruptions may cause interruptions in service or reduced capacity for customers, either of which could cause us to lose customers and/or incur expenses, and thereby adversely affect our business, revenue and cash flow.

Integration of acquisitions ultimately may not provide the benefits originally anticipated by management and may distract the attention of our personnel from the operation of our business.

We strive to broaden our solutions offerings as well as to increase the number of subscribers hosted on our platforms, volume of voice and data that we carry over our existing global network in order to reduce transmission costs and other operating costs as a percentage of net revenue, improve margins, improve service quality and enhance our ability to introduce new products and services. Strategic acquisitions in desired markets play a part of our growth strategy, and we may pursue additional acquisitions in the future to further strengthen our strategic objectives. Acquisitions of businesses and customer lists involve operational risks, including the possibility that an acquisition may not ultimately provide the benefits originally anticipated by management. Moreover, we may not be successful in identifying attractive acquisition candidates, completing and financing additional acquisitions on favorable terms, or integrating the acquired business or assets into our own. There may be difficulty in integrating technologies and solutions, in migrating customer bases and in integrating the service offerings, distribution channels and networks gained through acquisitions with our own. Successful integration of operations and technologies requires the dedication of management and other personnel, which may distract their attention from the day-to-day business, the development or acquisition of new technologies, and the pursuit of other business acquisition opportunities. Therefore, successful integration may not occur in light of these factors.

Our revenue, earnings and profitability are affected by the length of our sales cycle, and a longer sales cycle could adversely affect our results of operations and financial condition.

Our business is directly affected by the length of our sales cycle and strategic mobile partnership cycles with MNOs and other large enterprises. Our software platforms, outsourced solutions and value added communication services, are relatively complex and their purchase may involve a significant commitment of mostly human capital, with attendant delays frequently associated with the allocation of substantial human resources and procurement procedures within an organization. The purchase of these types of products typically also requires coordination and agreement across many departments within a potential customer. Delays associated with such timing factors could have a material adverse effect on our results of operations and financial condition. In periods of economic slowdown in the communications industry, which may recur in the current economic climate, our typical sales cycle may lengthen, which means that the average time between our initial contact with a prospective customer and the signing of a sales contract increases. The lengthening of our sales and strategic mobile partnership cycle could reduce growth in our revenue in the future.

Because most of our business is conducted outside the US, fluctuations in foreign currency exchange rates versus the US Dollar could adversely affect our (reported) results of operations.

Currently most of our net revenue, expenses and capital expenditures are derived and incurred from sales and operations outside the US, whereas the reporting currency for our consolidated financial statements is the US Dollar (“USD”). The local currency of each country is the functional currency for each of our respective entities operating in that country, where the Euro is the predominant currency. Considering the fact that most income and expenses are not subject to relevant exchange rate differences, it is only at a reporting level that the translation needs to be made to the reporting unit of USD. In the future, we expect to continue to derive a significant portion of our net revenue and incur a significant portion of our operating costs outside the US, and changes in exchange rates have had and may continue to have a significant, and potentially distorting effect (either negative or positive) on the reported results of operations, not necessarily being the result of operations in real terms. Our primary risk of loss regarding foreign currency exchange rate risk is caused by fluctuations in the following exchange rates: USD/Euro, USD/British pound, USD/Bahraini Dinar.

We historically have not engaged in hedging transactions since we primarily operate in same currency countries, currently being the Euro (“EUR”). However, the operations of affiliates and subsidiaries in non-US countries have been funded with investments and other advances denominated in foreign currencies and more recently in USD. Historically, such investments and advances have been long-term in nature, and we have accounted for any adjustments resulting from currency translation as a charge or credit to accumulate other comprehensive loss within the stockholders’ deficit section of our consolidated balance sheets. Although we have not engaged in hedging so far, we continue to assess on a regular basis the possible need for hedging.

We are substantially smaller than our major competitors, whose marketing and pricing decisions, and relative size advantage, could adversely affect our ability to attract and retain customers and are likely to continue to cause significant pricing pressures that could adversely affect our net revenues, results of operations and financial condition.

Our services related to cloud-based communications software and information systems, outsourced solutions and value added communication services are subject to competitive pressure, and we expect competition to continue to increase. We compete with telecom solution providers, independent software and service providers and the in-house IT and network departments of communications companies as well as firms that provide IT services (including consulting, systems integration and managed services), software vendors that sell products for particular aspects of a total information system, software vendors that specialize in systems for particular communications services (such as Internet, land-line and mobile services, cable, satellite and service bureaus) and companies that offer software systems in combination with the sale of network equipment. Also, in this more fragmented market, larger players exist with associated advantages described earlier which we need to compete against.

We believe that our ability to compete depends on a number of factors, including:

•	the development by others of software products that are competitive with our products and services, the price at which others offer competitive software and services,
•	the ability to make use of the networks of mobile network operators,
•	the technological changes of telecommunication operators affecting our ability to run services over their networks,
•	the ability of competitors to deliver projects at a level of quality that rivals our own,
•	the responsiveness of our competitors to customer needs, and
•	the ability of our competitors to hire, retain and motivate key personnel.

A number of our competitors have long operating histories, large customer bases, substantial financial, technical, sales, marketing and other resources, and strong name recognition. Current and potential competitors have established, and may establish in the future, cooperative relationships among themselves or with third parties.

Our positioning in the marketplace as a smaller provider places a significant strain on our resources, and if not managed effectively, could result in operational inefficiencies and other difficulties.

Our positioning in the marketplace may place a significant strain on our management, operational and financial resources, and increase demand on our systems and controls. To manage this position effectively, we must continue to implement and improve our operational and financial systems and controls, invest in development & engineering, critical systems and network infrastructure to maintain or improve our service quality levels, purchase and utilize other systems and solutions, and train and manage our employee base. As we proceed with our development, operational difficulties could arise from additional demand placed on customer provisioning and support, billing and management information systems, product delivery and fulfillment, sales and marketing and administrative resources.

For instance, we may encounter delays or cost overruns or suffer other adverse consequences in implementing new systems when required. In addition, our operating and financial control systems and infrastructure could be inadequate to ensure timely and accurate financial reporting.

We could suffer adverse tax and other financial consequences if US or foreign taxing authorities do not agree with our interpretation of applicable tax laws.

Our corporate structure is based, in part, on assumptions about the various tax laws, including withholding tax, and other relevant laws of applicable non-US jurisdictions. Foreign taxing authorities may not agree with our interpretations or reach different conclusions. Our interpretations are not binding on any taxing authority and, if these foreign jurisdictions were to change or to modify the relevant laws, we could suffer adverse tax and other financial consequences or have the anticipated benefits of our corporate structure materially impaired.

The current restructuring and reorganization could result in significant disruption of our business and our relationships with our employees, suppliers and customers could be adversely affected.

In 2015 and particularly in 2016 we undertook significant restructuring and reorganization activities in order to improve operating efficiencies and reduce operating costs, including changes in our executive team and Board. Such activities may require significant efforts, including the integration, consolidation and rationalization of product development, sales and marketing efforts and general and administrative activities. These activities could result in the disruption of our business including relationships with employees, suppliers and customers, all of which could adversely affect our operating results. There can be no assurance that such activities would be successful or reduce operating costs.

We have recently experienced several changes in our management team and will need to re-align the organization and may need to recruit, hire and retain additional executive talent which may cause disruption in our business.

We recently had significant changes in executive leadership. In November 2015, Mr. Steven van der Velden resigned as Chairman and Chief Executive Officer. In connection with his resignation, Mr. Robert Hal Turner was appointed Executive Chairman, Mr. Gary Brandt as Chief Restructuring Officer and Mr. Armin Hessler as Chief Operating Officer. In January 2016, Mr. Martin Zuurbier resigned as Chief Technology Officer and Co-President Mobile Platform activities. In November 2016, Victor Bozzo was appointed Chief Executive Officer and in January 2017, Ted O’Donnell was appointed Chief Financial Officer. In addition to the foregoing management changes, we commenced in the fourth quarter of 2015 a substantial restructuring and rationalization of our operations.

These changes and the short time interval in which they have occurred have been disruptive to our employees and business and may add to the risk of control failures, including a failure in the effective operation of our internal control over financial reporting or our disclosure controls and procedures. Additionally, it may take time to hire new executives and for the new management team to become sufficiently familiar with our business and each other to effectively develop and implement our business strategies. Accordingly, disruption to our organization as a result of executive management transition could have a material adverse effect on our business, financial condition and results of operations.

Changes to company strategy, which can often occur with the appointment of new executives, can create uncertainty, may negatively impact our ability to execute quickly and effectively, and may ultimately be unsuccessful. In addition, executive leadership transition periods are often difficult and tension can result from changes in strategy and management style. Management transition inherently causes some loss of institutional knowledge, which can negatively affect strategy and execution. Until we integrate new personnel, and unless they are able to succeed in their positions, we may be unable to successfully manage and grow our business, and our results of operations and financial condition could suffer as a result. In addition, uncertainty regarding the timing or effectiveness of our management transition process may also harm our reputation and adversely affect the trading price of our common stock.

We must attract and retain skilled personnel. If we are unable to hire and retain technical, technical sales and operational employees, our business could be harmed.

Our ability to manage our reorganization and growth will be particularly dependent on our ability to develop and retain an effective sales force and qualified technical and managerial personnel. We need software development specialists with in-depth knowledge of a blend of IT and telecommunications or with a blend of security and telecom. We intend to hire additional necessary employees, including software engineers, communication engineers, project managers, sales consultants, employees and operational employees, on a permanent basis. The competition for qualified technical sales, technical, and managerial personnel in the communications and software industry is intense in the markets where we operate, and we may not be able to hire and retain sufficient qualified personnel. In addition, we may not be able to maintain the quality of our operations, control our costs, maintain compliance with all applicable regulations, and expand our internal management, technical, information and accounting systems in order to support our desired growth, which could have an adverse impact on our operations. Volatility in the stock market and other factors could diminish our use, and the value, of our equity awards as incentives to employees, putting us at a competitive disadvantage or forcing us to use more cash compensation.

If we are not able to use and protect our intellectual property domestically and internationally, it could have a material adverse effect on our business.

Our ability to compete depends, in part, on our ability to use intellectual property internationally. We rely on a combination of patents, copyright, trade secrets and confidentiality, trademarks and licenses to protect our intellectual property. There is limited protection under patent law to protect the source codes we developed or acquired on our platform. The copyright and know-how protection may not be sufficient. Our granted patents and pending patent applications may be challenged. We are also subject to the risks of claims and litigation alleging infringement of the intellectual property rights of others. The telecommunications industry is subject to frequent litigation regarding patent and other intellectual property rights. We rely upon certain technology, including hardware and software, licensed from third parties. The technology licensed by us may not continue to provide competitive features and functionality. Licenses for technology currently used by us or other technology that we may seek to license in the future may not be available to us on commercially reasonable terms or at all.

As part of the Telnicity acquisition in 2013, the Company acquired licenses to use a mobile wallet and MVNO billing application. On September 7, 2016, the licensors commenced arbitration under the auspices of the American Arbitration Association against the Company for unpaid license fees and other violations of the license agreements alleging damages of $500,000. On or about October 31, 2016, the Company filed its answer denying all the claims asserted by the licensors.

We are dependent on two significant customers for our businesses and the loss of one of these customers could have an adverse effect on our business, results of operations and financial condition.

For the year ended December 31, 2015, we had two significant customers which accounted for 50% and 33%, respectively, of our revenue. Although no other customer accounted for greater than 10% of our net sales during this period, other customers may account for more than 10% of our net sales in future periods. The loss, or reduction in services to, these significant customers or other discontinuation of their relationship with us for any reason, or if either of these significant customers reduces or postpones purchases that we expect to receive, it could have an adverse impact on our business, results of operations and financial condition.

Our success depends on our continued investment in research and development, the level and effectiveness of which could reduce our profitability.

We intend to continue to make investments in research and development and product development in seeking to sustain and improve our competitive position and meet our customers’ needs. These investments currently include streamlining our suite of software functionalities, including modularization and improving scalability of our integrated solutions. To maintain our competitive position, we may need to increase our research and development investment, which could reduce our profitability and cash flows. In addition, we cannot assure you that we will achieve a return on these investments, nor can we assure you that these investments will improve our competitive position or meet our customers’ needs.

Product defects or software errors could adversely affect our business.

Design defects or software errors may cause delays in product introductions and project implementations, damage customer satisfaction and may have a material adverse effect on our business, results of operations and financial condition. Our software systems are highly complex and may, from time to time, contain design defects or software errors that may be difficult to detect and correct. Because our products are generally used by our customers to perform critical business functions, design defects, software errors, misuse of our products, incorrect data from external sources or other potential problems within or outside of our control may arise during implementation or from the use of our products, and may result in financial or other damages to our customers, for which we may be held responsible. Although we have license agreements with our customers that contain provisions designed to limit our exposure to potential claims and liabilities arising from customer problems, these provisions may not effectively protect us against such claims in all cases and in all jurisdictions. Our insurance coverage is not sufficient to protect against all possible liability for defects or software errors. In addition, as a result of business and other considerations, we may undertake to compensate our customers for damages caused to them arising from the use of our products, even if our liability is limited by a license or other agreement. Claims and liabilities arising from customer problems could also damage our reputation, adversely affecting our business, results of operations and the financial condition.

Risks Related to Our Industry

Changes in the regulation of the telecommunications industry could adversely affect our business, revenue or cash flow.

We operate in a heavily regulated industry. As a provider of communications technology, we are directly and indirectly subject to varying degrees of regulation in each of the jurisdictions in which we provide our services. Local laws and regulations, and the interpretation of such laws and regulations, differ significantly among the jurisdictions in which we operate. Enforcement and interpretations of these laws and regulations can be unpredictable and are often subject to the informal views of government officials. Certain European, foreign, federal, and state regulations and local franchise requirements have been, are currently, and may in the future be, the subject of judicial proceedings, legislative hearings and administrative proposals. Such proceedings may relate to, among other things, the rates we may charge for our local, network access and other services, the manner in which we offer and bundle our services, the terms and conditions of interconnection, unbundled network elements and resale rates, and could change the manner in which telecommunications companies operate. We cannot predict the outcome of these proceedings or the impact they will have on our business, revenue and cash flow.

There can be no assurance that future regulatory changes will not have a material adverse effect on us, or that regulators or third parties will not raise material issues with regard to our compliance or noncompliance with applicable regulations, any of which could have a material adverse effect upon us. Potential future regulatory, judicial, legislative, and government policy changes in jurisdictions where we operate could have a material adverse effect on us. Domestic or international regulators or third parties may raise material issues with regard to our compliance or noncompliance with applicable regulations, and therefore may have a material adverse impact on our competitive position, growth and financial performance.

The market for communications services is highly competitive and fragmented, and we expect competition to continue to increase.

We compete with independent software and service providers and with the in-house IT and network departments of communications companies. Our main competitors include firms that provide communications services and IT services (including consulting, systems integration and managed services), software vendors that sell products for particular aspects of a total information system, software vendors that specialize in systems for particular communications services (such as Internet, wire line and wireless services, cable, satellite and service bureaus) and network equipment providers that offer software systems in combination with the sale of network equipment. We also compete with companies that provide digital commerce software and solutions.

The telecommunications industry is rapidly changing, and if we are not able to adjust our strategy and resources effectively in the future to meet changing market conditions, we may not be able to compete effectively.

The telecommunications industry is changing rapidly due to deregulation, privatization, consolidation, technological improvements, availability of alternative services such as mobile, broadband, DSL, Internet, VOIP, and wireless DSL through use of the fixed wireless spectrum, and the globalization of the world’s economies. In addition, alternative services to traditional land-line services, such as mobile, broadband, Internet and VOIP services, have shown a competitive threat to our legacy land-line traffic business. If we do not continue to invest and exploit our contemplated plan of development of our communications information systems, outsourced solutions and value added communication services to meet changing market conditions, or if we do not have adequate resources, we may not be able to compete effectively in providing technology solutions to our customers. The telecommunications industry is marked by the introduction of new product and service offerings and technological improvements. Achieving successful financial results will depend on our ability to anticipate, assess and adapt to rapid technological changes, and offer, on a timely and cost-effective basis, services including the bundling of multiple services into our technology platforms that meet evolving industry standards. If we do not anticipate, assess or adapt to such technological changes at a competitive price, maintain competitive services or obtain new technologies on a timely basis or on satisfactory terms, our financial results may be materially and adversely affected.

If we are not able to operate a cost-effective network, we may not be able to grow our business successfully.

Our long-term success depends on our ability to design, implement, operate, manage and maintain a reliable and cost-effective network. In addition, we rely on third parties to enable us to expand and manage our global network and to provide local, broadband Internet and mobile services.

Risks Related to Our Capital Stock

We have received notices from the NYSE MKT that we are not in compliance with their listing standards and our common stock may be delisted from the NYSE MKT. Our ability to publicly or privately sell equity securities and the liquidity of our common stock could be adversely affected if we are delisted from the NYSE MKT.

On January 5, 2017, the Company received a notice from NYSE MKT LLC (the “Exchange”) indicating that the Company is not currently in compliance with the Exchange’s continued listing standards as set forth in Section 1003(a)(ii), Section 1003(a)(iii), Section 1003(a)(iv) and Section 1003(f)(v) of the NYSE MKT Company Guide (the “Company Guide”). The Exchange further stated that the Company is also not in compliance with Section 1003(a)(i) since the Company’s reported stockholders’ equity as of September 30, 2016 was $(6.4) million and the Company has net losses in its last five most recent fiscal years ended December 31, 2015. This notice was in addition to notices received by the Company from the Exchange (i) on August 8, 2016, as previously disclosed on a Current Report on Form 8-K filed by the Company on August 12, 2016 and for which the Company submitted a plan of compliance on August 19, 2016; (ii) May 26, 2016, as previously disclosed on a Current Report on Form 8-K filed by the Company on June 2, 2016 and for which the Company submitted a plan of compliance on June 27, 2016; and (iii) December 6, 2016, as previously disclosed on a Current Report on Form 8-K filed by the Company on December 9, 2016. The Exchange had reviewed the Company’s plans of compliance and previously determined to accept the plans and granted the Company a conditional plan period through December 31, 2016.

The Exchange has since reviewed the Company’s most recent updates and determined to extend the plan period for the Company to regain compliance with Section 1003(a)(iv) through June 30, 2017 and Section 1003(a)(i), Section 1003(a)(ii), and Section 1003(a)(iii) through November 27, 2017. As previously disclosed on a Current Report on Form 8-K filed by the Company on December 9, 2016, the Company has until June 6, 2017 to regain compliance with Section 1003(f)(v).

On February 27, 2017, we completed a 25-to-1 reverse split of our issued and outstanding common stock. Although we believe we have regained compliance with Section 1003(f)(v) of the Company Guide, there can be no assurance that the price of our common stock will continue to satisfy this rule or that we will be able to satisfy the other Exchange listing standards set forth above. If we were to be delisted, such delisting from NYSE MKT would adversely affect our ability to raise additional financing through the public or private sale of equity securities, would significantly affect the ability of investors to trade our securities and would negatively affect the value and liquidity of our common stock. Delisting also could have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

We could issue additional common stock, which might dilute the book value of our capital stock.

Our board of directors has authority, without action or vote of our stockholders, to issue all or a part of our authorized but unissued shares of common stock. Any such stock issuance could be made at a price that reflects a discount or a premium to the then-current trading price of our common stock. In addition, in order to raise future capital, we may need to issue securities that are convertible into or exchangeable for a significant amount of our common stock. These issuances, if any, would dilute your percentage ownership interest in the company, thereby having the effect of reducing your influence on matters on which stockholders vote. You may incur additional dilution if holders of stock options, whether currently outstanding or subsequently granted, exercise their options, or if warrant holders exercise their warrants to purchase shares of our common stock. As a result, any such issuances or exercises would dilute your interest in the company and the per share book value of the common stock that you owned, either of which could negatively affect the trading price of our common stock and the value of your investment.

As a “thinly-traded” stock, large sales can place downward pressure on our stock price.

Our stock experiences periods when it could be considered “thinly traded”. Financing transactions resulting in a large number of newly issued shares that become readily tradable, or other events that cause current stockholders to sell shares, could place further downward pressure on the trading price of our stock. In addition, the lack of a robust resale market may require a stockholder who desires to sell a large number of shares to sell the shares in increments over time to mitigate any adverse impact of the sales on the market price of our stock.

Shares eligible for future sale may adversely affect the market for our Common Stock.

As of March 9, 2017, there are 1,056,211 options and 2,917,061 warrants to purchase shares of our common stock outstanding. All of the shares issuable from exercise have been registered and are freely traded. Options are exercisable at exercise prices between $2.75 and $62.50, the warrants are exercisable at exercise prices between $3.25 and $23.75. If and when these securities are exercised into shares of our common stock, the number of our shares of common stock outstanding will increase. Such increase in our outstanding shares, and any sales of such shares, could have a material adverse effect on the market for our common stock and the market price of our common stock.

In addition, from time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933 (the “Securities Act”), subject to certain limitations. In general, pursuant to Rule 144, after satisfying a six month holding period: (i) affiliated stockholders (or stockholders whose shares are aggregated) may, under certain circumstances, sell within any three month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale and (ii) non-affiliated stockholders may sell without such limitations, provided that we are current in our public reporting obligations. Rule 144 also permits the sale of securities by non-affiliates that have satisfied a one year holding period without any limitation or restriction. Any substantial sale of our common stock pursuant to Rule 144 or pursuant to any resale prospectus may have a material adverse effect on the market price of our securities.

Because certain principal stockholders own a large percentage of our voting stock, other stockholders’ voting power may be limited.

As of March 9, 2017, two large shareholders owned or controlled approximately 13.2% of our outstanding common stock. If those stockholders act together, they will have the ability to have a substantial influence on matters submitted to our stockholders for approval, including the election and removal of directors and the approval of any merger, consolidation or sale of all or substantially all of our assets. As a result, our other stockholders may have little or no influence over matters submitted for shareholder approval. In addition, the ownership of such stockholders could preclude any unsolicited acquisition of us, and consequently, adversely affect the price of our common stock. These stockholders may make decisions that are adverse to your interests

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that may not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Because the price per share of our common stock sold in this offering is higher than the tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $1.50 per and half-warrant, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2016 would have been approximately ($3.4) million, or ($0.37) per share of common stock. This represents an immediate increase in net tangible book value of $0.56 per share to our existing stockholders and an immediate and substantial dilution in as adjusted net tangible book value of $1.87 per share to new investors who purchase our common stock in the offering. See “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase our common stock in the offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing our shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Fluctuations in the price of our common stock, including as a result of actual or anticipated sales of shares by stockholders, may make our common stock more difficult to resell.

The market price and trading volume of our common stock have been and may continue to be subject to significant fluctuations due not only to general stock market conditions, but also to a change in sentiment in the market regarding the industry in which we operate, our operations, business prospects or liquidity or this offering. In addition to the risk factors discussed in our periodic reports and in this prospectus supplement, the price and volume volatility of our common stock may be affected by actual or anticipated sales of common stock by existing stockholders, including of shares purchased in this offering, whether in the market or in subsequent public offerings. Stock markets in general have experienced extreme volatility recently that has at times been unrelated to the operating performance of particular companies or industries. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our operating results. As a result, these fluctuations in the market price and trading volume of our common stock may make it difficult to predict the market price of our common stock in the future, cause the value of your investment to decline and make it more difficult to resell our common stock.

We are not currently paying dividends and will likely continue not paying cash dividends on our common stock for the foreseeable future.

We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock for the foreseeable future. While it is possible that we may declare a dividend, investors should not rely on such a possibility, nor should they rely on an investment in us if they require income generated from dividends paid on our capital stock. Any income derived from our common stock would only come from rise in the market price of our common stock, which is uncertain and unpredictable.

The warrants are speculative in nature.

The warrants to be issued to investors in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to purchase shares of common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire shares of common stock at an exercise price of $1.87 per share, prior to five years from the date of issuance after which date any unexercised warrants will expire and have no further value. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

There is no public market for the warrants.

No public market exists for our warrants and we do not intend to apply for the listing of the warrants on any securities exchange. Without an active market, the liquidity of the warrants will remain limited.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

Factors that might affect our forward-looking statements include, among other things:

•	the uncertainty of our profitability;
•	risks related to failure to obtain adequate financing on a timely basis and on acceptable terms;
•	adverse developments with respect to litigation and other legal matters that we are subject to;
•	our reliance on our intellectual property rights and risks associated with protecting such rights;
•	general economic conditions;
•	changes in regulatory policies or accounting principles;
•	our ability to adequately manage or finance internal growth or growth through acquisitions; and
•	other risks and uncertainties related to our business plan and business strategy.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” herein and in the documents incorporated by reference herein. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our common stock, you should carefully consider the risk factors incorporated by reference and set forth herein, in addition to the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares of common stock and warrants that we are offering hereby will be approximately $3.0 million, or approximately $3.5 million if the underwriters exercise in full their option to purchase additional shares and/or warrants to cover over-allotments, in each case, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for debt repayments in the amount of approximately $1,750,000 under the Loan Agreement Amendment, as well as for working capital and general corporate purposes.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

DIVIDEND POLICY

We have never paid cash dividends on our common stock. Moreover, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends on our common stock. Further, any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant.

CAPITALIZATION

The following table sets forth our unaudited cash and cash equivalents and capitalization as of September 30, 2016:

•	on an actual basis; and
•	on an a pro-forma adjusted basis to give effect to the issuance and sale of the shares of common stock and warrants in this offering, after deducting fees and estimated offering expenses payable by us and use of such net proceeds as described under “Use of Proceeds.”

This table should be read in conjunction with “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and our financial statements and related notes thereto and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 and our financial statements and related notes thereto, all of which are incorporated by reference into this prospectus supplement.

	As of September 30, 2016
	Actual	As Adjusted
Cash and cash equivalents	$977,106	$2,227,106
9% Unsecured Subordinated Convertible Promissory Note (current portion net of Debt Discount and Debt Issuance)	327,800	327,800
2014 10% + libor 3rd Party Loan (net of Debt Discount and Debt Issuance)	5,854,020	4,104,020
9% Unsecured Subordinated Convertible Promissory Note (net of Debt Discount and Debt Issuance)	903,054	903,054
Shareholders’ equity:
Preferred shares, Series A Convertible	1,360,571	1,360,571
Common Stock and Additional Paid in Capital	273,407,563	276,407,563
Accumulated other comprehensive loss	(5,368,884)	(5,368,884)
Accumulated deficit	(275,810,853)	(275,810,853)
Non-controlling interest	6,355	6,355
Total shareholders’ (deficit) equity	(6,405,248)	(3,405,248)
Consolidated capitalization	$679,626	$3,679,626

DILUTION

If you invest in our securities, your interest will be diluted immediately to the extent of the difference between the public offering price and the adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value on September 30, 2016 was approximately ($6.4) million, or ($0.93) per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by 6,846,043, which is equal to the total number of shares of common stock outstanding as of September 30, 2016 and excludes:

•	1,056,211 shares of our common stock issuable upon the exercise of outstanding stock options having a weighted average exercise price of $13.00 per share;
•	2,917,061 shares of our common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $6.20;
•	545,880 shares of common stock issuable upon conversion of 149 outstanding shares of Series A Preferred Stock;
•	365,640 shares of common stock issuable upon conversion of 100 outstanding shares of Series A-1 Preferred Stock; and
•	437,798 shares of common stock issuable upon conversion of $821,626.50 in outstanding convertible notes.

After giving effect to the sale of common stock and warrants in this offering at the public offering price of $1.50 per share and half-warrant (and without assigning any value to the warrants), and after deducting estimated offering commissions and expenses payable by us, our as adjusted net tangible book value as of September 30, 2016 would have been approximately ($3.4) million, or ($0.37) per share of common stock. This represents an immediate increase in net tangible book value of $0.56 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.87 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Public offering price per share of common stock and half-warrant		$1.50
Net tangible book value per share as of September 30, 2016	$(0.93)
Increase in net tangible book value per share attributable to new investors in offering	$0.56
As adjusted net tangible book value per share after giving effect to the offering		$(0.37)
Dilution per share to new investors		$1.87

The information above assumes that the underwriters do not exercise their over-allotment option. If the underwriters exercise their over-allotment option in full, the as adjusted net tangible book value will increase to ($0.30) per share, representing an immediate increase in pro forma net tangible book value of $0.63 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.80 per share to investors participating in this offering.

To the extent that any of the outstanding warrants or options are exercised, or convertible debt is converted, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering 2,333,334 shares of our common stock together with warrants to purchase up to an aggregate of 1,166,667 shares of our common stock at the combined public offering price of $1.50 per share and half-warrant. Each warrant is exercisable upon issuance at an exercise price of $1.87 per share, and will expire five years after its original issuance. This prospectus also includes the offering of the shares of common stock issuable upon exercise of the offered warrants.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Securities We May Offer — Common Stock” beginning on page 8 of the accompanying prospectus.

Warrants

The following is a brief summary of certain terms and conditions of the warrants and is subject in all respects to the provisions contained in the warrants.

The warrants will be issued as individual warrant agreements to the investors in this offering. You should review the form of warrant, to be filed as an exhibit to the Current Report on Form 8-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to the warrants. The following brief summary of the material terms and provisions of the common stock and the warrants offered pursuant to this prospectus is subject to, and qualified in its entirety by, the form of warrant.

The warrants are exercisable at any time after their original issuance, expected to be March 15, 2017, and at anytime, and from time to time, up to the date that is five years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will round up to the next whole share or pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

The exercise price per whole share of common stock purchasable upon exercise of the warrants is $1.87 per share of common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of its warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% of the shares of our common stock then outstanding after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that, upon notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99% and any increase in the Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

In the event of a Fundamental Transaction (as defined in the Warrants), then the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the remaining unexercised portion of the warrants on the date of consummation of the fundamental transaction as determined in accordance with the Black Scholes option pricing model.

Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

We do not plan on applying to list the warrants on the NYSE MKT, any other national securities exchange or any other nationally recognized trading system.

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

UNDERWRITING

Joseph Gunnar & Co., LLC is acting as representative of the underwriters. Subject to the terms and conditions of an underwriting agreement between us and the representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock and warrants listed next to its name in the following table:

Name	Number of Shares	Number of Warrants
Joseph Gunnar & Co., LLC	2,333,334	1,166,667

The underwriters are committed to purchase all the shares of common stock and warrants offered by us if they purchase any shares of common stock or warrants. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The underwriters are not obligated to purchase the shares of common stock and warrants covered by the underwriters’ over-allotment option described below. The underwriters are offering the shares of common stock and warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts and Commissions

The underwriters propose initially to offer the shares of common stock and warrants to the public at the public offering price set forth on the cover page of this prospectus and to dealers at those prices less a concession not in excess of $0.06 per share of common stock. If all of the shares of common stock and warrants offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise of the over-allotment option we granted to the representatives of the underwriters.

	Per Share and Half-Warrant	Total
		Without Over-Allotment	With Over-Allotment
Public offering price	$1.50	$3,500,001	$4,025,001
Underwriting discount (7%)	$0.105	$245,000	$281,750
Proceeds, before expenses, to us	$1.395	$3,255,001	$3,743,251

We have agreed to pay a non-accountable expense allowance to the representative of the underwriters equal to 1% of the gross proceeds received at the closing of the offering. The non-accountable expense allowance of 1% is not payable with respect to the shares and/or warrants sold upon exercise of the underwriters’ over-allotment option. We have paid an expense deposit of $15,000 to the representative, which will be applied against the out-of-pocket accountable expenses that will be paid by us to the underwriters in connection with this offering, and will be reimbursed to us to the extent not actually incurred in compliance with FINRA Rule 5110(f)(2)(C).

We have also agreed to pay the representative’s expenses relating to the offering, including (a) all actual filing fees incurred in connection with the review of this offering by the Financial Industry Regulatory Authority, or FINRA; (b) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $15,000 in the aggregate; (c) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones not to exceed $2,000; (d) the fees and expenses of the representative’s legal counsel not to exceed $50,000; (e) $29,500 for the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for this offering; and (f) up to $10,000 of the representative’s actual accountable road show expenses for the offering.

The total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts, commissions and expenses, are approximately $220,000 and are payable by us.

Over-Allotment Option

We have granted a 45-day option to the representative of the underwriters to purchase up to 350,000 additional shares of our common stock and/or 175,000 warrants. The underwriters may exercise this option for 45 days from the date of this prospectus solely to cover sales of shares of common stock and/or warrants by the underwriters in excess of the total number of shares of common stock and warrants set forth in the table above. If any of these additional shares or warrants are purchased, the underwriters will offer the additional shares and warrants on the same terms as those on which the shares and warrants are being offered. We will pay the expenses associated with the exercise of the over-allotment option.

Representatives’ Warrants

We have agreed to issue to the representative the representative’s warrants to purchase up to 116,667 shares of common stock (5% of the shares of common stock sold in this offering). We are registering hereby the issuance of the representative’s warrants and the shares of common stock issuable upon exercise of the warrants. The representative’s warrants will be exercisable at any time, and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of the registration statement at a per share exercise price equal to $1.87. The representative’s warrants and the shares of common stock underlying the warrants have been deemed compensation by FINRA and are, therefore, subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The representatives (or permitted assignees under the Rule) will not sell, transfer, assign, pledge or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of these warrants or the underlying securities for a period of 180 days after the effective date. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we, our executive officers and directors have agreed, without the prior written consent of the Representative not to directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any other securities of ours or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of (i) six month after the date of this prospectus in the case of our directors and officers and (ii) 45 days after the date of this prospectus in the case of the Company and any successor of the Company.

Right of First Refusal

Until six (6) months from the effective date of this registration statement, the representative shall have an irrevocable right of first refusal to act as sole investment banker, sole book-runner, and/or sole placement agent, at the Representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings on terms customary to the representative. The representative shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation. The representative will not have more than one opportunity to waive or terminate the right of first refusal in consideration of any payment or fee.

Listing on NYSE MKT

Our common stock is listed on NYSE MKT under the symbol “TEUM.” Our registrar and transfer agent for our common stock is Continental Stock Transfer & Trust, 17 Battery Place, New York, NY 10004.

Indemnification

We and the underwriters have agreed to indemnify each other, against certain liabilities, including civil liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Price Stabilization, Short Positions and Penalty Bids

To facilitate this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriters may create a short position in our common stock for their own accounts by selling more shares of common stock than we have sold to such underwriter. The underwriters may close out any short position by purchasing shares in the open market.

In addition, the underwriters may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our common stock to the extent that it discourages resales of our common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on NYSE MKT or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock on NYSE MKT. Passive market making consists of displaying bids on NYSE MKT limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

The underwriters or syndicate members may facilitate the marketing of this offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus supplement online and place orders online or through their financial advisors. Such websites and the information contained on such websites, or connected to such sites, are not incorporated into and are not a part of this prospectus supplement.

Other Relationships

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter has in the past, and may in the future, engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters have in the past, and may in the future, receive customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Canada.  The offering of the securities in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where the securities may be offered and sold, and therein may only be made with investors that are purchasing as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 — Prospectus Exemptions, and as a “permitted client” as such term is defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any offer and sale of the securities in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein the securities are offered and/or sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein.

Any resale of the securities by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the securities outside of Canada.

European Economic Area.  In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each, a Relevant Member State, no offer to the public of any of our securities will be made, other than under the following exemptions:

•	to any legal entity that is a qualified investor as defined in the Prospectus Directive;
•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the issuer for any such offer; or
•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock will result in a requirement for the publication by us or any underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive or any supplementary prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer so as to enable an investor to decide to purchase or subscribe for any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom.  This document is not an approved prospectus for the purposes of section 85 of the UK Financial Services and Markets Act 2000, as amended, or FSMA, and a copy of it has not been, and will not be, delivered to or approved by the UK Listing Authority or approved by any other authority which could be a competent authority for the purposes of the Prospectus Directive.

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are “qualified investors” within the meaning of section 86(7) of FSMA that are also (i) investment professionals falling within Article 19(5) of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) high net worth companies, unincorporated associations or partnerships and the trustees of high value trusts falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person being referred to as a “relevant person”).

Any person in the United Kingdom that is not a relevant person should not act or rely on these documents or any of their contents. Any investment, investment activity or controlled activity to which this document relates is available in the United Kingdom only to relevant persons and will be engaged in only with such persons. Accordingly, this document has not been approved by an authorized person, as would otherwise be required by Section 21 of FSMA.

Any purchaser of securities resident in the United Kingdom will be deemed to have represented to us and the underwriters, and acknowledges that each of us and the underwriters are relying on such representation, that it, or the ultimate purchaser for which it is acting as agent, is a relevant person.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon by our counsel, Sichenzia Ross Ference Kesner LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Loeb & Loeb LLP, New York, New York.

EXPERTS

The consolidated financial statements of Pareteum Corporation as of and for the years ended December 31, 2015 and 2014 appearing in our Annual Report on Form 10-K for the year ended December 31, 2015 have been audited by Squar Milner, LLP, independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm, as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports and information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy any of the reports, statements, or other information we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at http://www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. Our SEC File Number for documents we filed under the Exchange Act is 001-36555. Our website address is http://www.pareteum.com. We have included our website address in this document as an inactive textual reference only, and the information contained in, or that can be accessed through, our website does not constitute part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement until the termination of the offering of the securities covered by this prospectus supplement (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on March 30, 2016;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 3016, filed with the SEC on May 16, 2016, August 16, 2016 and November 11, 2016, respectively;
•	our Current Reports on Form 8-K filed with the SEC on January 22, 2016, February 4, 2016, February 18, 2016, February 19, 2016, March 23, 2016, March 25, 2016, April 7, 2016, June 2, 2016, June 15, 2016, August 5, 2016, August 12, 2016, August 16, 2016 August 29, 2016, September 21, 2016, October 4, 2016, October 6, 2016, November 3, 2016, November 4, 2016, November 7, 2016, November 16, 2016, November 22, 2016, December 9, 2016, December 21, 2016, January 9, 2017, January 12, 2017, February 17, 2017, March 2, 2017, March 7, 2017, and March 9, 2017;
•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 7, 2016, as amended on July 18, 2016;
•	the description of our common stock contained in our registration statement on Form 8-A (File No. 001-35360), which was filed with the SEC on November 30, 2011.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date and prior to effectiveness of this registration statement of which this prospectus is a part. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules. The reports and other documents that we file after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act will update, supplement and supersede the information in this prospectus. You may request and obtain a copy of any of the filings incorporated herein by reference, at no cost, by writing or telephoning us at the following address or phone number: Pareteum Corporation, at 100 Park Avenue, New York, New York 10017. Our telephone number is (212) 984-1096. Attn: Susan Love.

PROSPECTUS

PARETEUM CORPRATION

$20,000,000

COMMON STOCK
PREFERRED STOCK
PURCHASE CONTRACTS
WARRANTS
SUBSCRIPTION RIGHTS
DEPOSITARY SHARES
DEBT SECURITIES
UNITS

We may offer and sell from time to time, in one or more series, any one of the following securities of our company, for total gross proceeds of up to $20,000,000:

•	common stock;
•	preferred stock;
•	purchase contracts;
•	warrants to purchase our securities;
•	subscription rights to purchase any of the foregoing securities;
•	depositary shares;
•	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or
•	units comprised of, or other combinations of, the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

Our common stock is listed on the NYSE MKT under the symbol “TEUM.” On November 4, 2016, the last reported sale price of our common stock on the NYSE MKT was $.1711 per share. The aggregate market value of our outstanding common stock held by non-affiliates is $21,841,480 based on 168,149,756 shares of outstanding common stock, of which 114,955,159 shares are held by non-affiliates, and a per share price of $0.19 which was the closing sale price of our common stock as quoted on the NYSE MKT on July 12, 2016. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

If we decide to seek a listing of any preferred stock, purchase contracts, warrants, subscriptions rights, depositary shares, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 3 and the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 10, 2016.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this statistical, market and other industry data and forecasts from publicly available information. While we believe that the statistical data, market data and other industry data and forecasts are reliable, we have not independently verified the data.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $20,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended December 31, 2015 and 2014 and notes incorporated by reference therein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. You should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this prospectus could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including our “Risk Factors” and our public filings incorporated by reference hereto, before making an investment decision.

As used herein, and any amendment or supplement hereto, unless otherwise indicated, “we,” “us,” “our,” or the “Company” means Pareteum Corporation. and its wholly-owned subsidiaries. Unless otherwise indicated, all references in this prospectus to “dollars” or “$” refer to US dollars.

Business Overview

The Company is a mobile telecommunications technology provider. Our technology makes it quick and simple to setup a new mobile network or brand, or to reduce the costs of managing a legacy network. By deploying our platform, our customers are able to quickly go to market with a wide range of mobile-network services. We do this by offering a ‘single sign-on’ cloud-service which includes Software as a Service (“SaaS”), Platform as a Service (“PaaS”), and even Infrastructure as a Service (“IaaS”). The mobile network, brand, or other enterprise customer, chooses the deployment and functionality to meet its needs. We also provide cloud-based authentication and voice-biometrics technology and services through our wholly owned subsidiary, ValidSoft UK Limited (“ValidSoft”).

The Company is comprised of an experienced sales team, architects, software developers, implementation specialists and an operations team bringing turnkey mobile solutions to the telecommunications industry and to other enterprises that depend on communications. The Company deployed its first Mobile Virtual Network Operator (“MVNO”) platform for a major mobile network operator (“MNO”) in 2008 and has installed managed services platforms for clients globally. Individually, each of the managed services platform implementations has the capacity to support large numbers of subscribers and is capable of supporting multiple service brands through white label deployments. Our platform hosts integrated IT/Back Office and Core Network functionality for MNOs, MVNOs and Mobile Virtual Network Enablers and Aggregators (“MVNEs” and “MVNAs”) on a fully outsourced SaaS, PaaS and/or IaaS basis: made available either as an on-premise solution or as a fully hosted service in ‘the cloud’ depending on the needs of our customers. We also deliver an Operational Support System (“OSS”) for channel partners, with Application Program Interfaces (“APIs”) for integration with third party systems, workflows for complex application orchestration, customer support with branded portals and plug-ins for a multitude of other applications. These features facilitate and improve the ability of our channel partners to provide support and to drive sales.

Our valuable intellectual property subsists in our proprietary technology, some of which is patented and patent-pending. We own and manage the source code for over two-thirds of our ET-BOSSTM mobile network platform components, and we own all the source code in Business Support Systems and Operations Support Systems (“OSS”) elements within the platform, our industry expertise, in-depth industry knowledge and trade secrets. Our software and source code is in continuous development, and is copyright protected. This is a key competitive and strategic advantage. It allows us to be autonomous with the ability to modify and expand the platform capabilities.

Corporate Information

Our principal executive offices are located at 100 Park Avenue, Suite 1600, New York City, NY 10017. Our telephone number is (212)-984-1096. Our corporate website is http://www.pareteum.com. The information on our website is not a part of, or incorporated in, this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement and in any related free writing prospectus for a specific offering of securities, as well as those incorporated by reference into this prospectus or such prospectus supplement, including from the our Annual Report on Form 10-K for the years ended December 31, 2014 and 2015 and our Quarterly Reports on Form 10-Q. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from these sales for general corporate purposes. The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives. We have no specific acquisitions contemplated at this time.

PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, rights to purchase and subscriptions. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

•	the terms of the offering;
•	the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;
•	any delayed delivery requirements;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation
•	any discounts or concessions allowed or re-allowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;
•	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is quoted on the NYSE MKT. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the NYSE MKT may engage in passive market making transactions in our common stock on the NYSE MKT in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus (other than as underwriting compensation) will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our certificate of incorporation, as amended (the “certificate of incorporation”) and our bylaws, as amended (the “bylaws”). When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The total number of shares of capital stock we are authorized to issue is 550,000,000 shares, of which (a) 500,000,000 are common stock and (b) 50,000,000 are preferred stock.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $20,000,000 in the aggregate of:

•	common stock;
•	preferred stock;

•	purchase contracts;
•	warrants to purchase our securities;
•	subscription rights to purchase our securities;
•	depositary shares;
•	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or
•	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of August 31, 2016, there were 168,149,756 shares of common stock issued and outstanding, held of record by approximately 4,081 stockholders. Subject to preferential rights with respect to any then outstanding preferred stock, all outstanding shares of common stock are of the same class and have equal rights and attributes.

Dividend Rights

Holders of the common stock may receive dividends when, as and if declared by our board of directors out of the assets legally available for that purpose and subject to the preferential dividend rights of any other classes or series of stock of our Company. We have never paid, and have no plans to pay, any dividends on our shares of common stock.

Voting Rights

Holders of the common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of the outstanding shares of common stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

Election of Directors

Directors hold office until the next annual meeting of stockholders and are eligible for re-election at such meeting. Directors are elected by a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, except that if the number of director nominees exceeds the number of directors to be elected, directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. There is no cumulative voting for directors.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, holders of the common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

Redemption

The common stock is not redeemable or convertible and does not have any sinking fund provisions.

Preemptive Rights

Holders of the common stock do not have preemptive rights.

Other Rights

Our common stock is not liable to further calls or to assessment by the registrant and for liabilities of the registrant imposed on its stockholders under state statutes.

Right to Amend Bylaws

The board of directors has the power to adopt, amend or repeal the bylaws. Bylaws adopted by the board of directors may be repealed or changed, and new bylaws made, by the stockholders, and the stockholders may prescribe that any bylaw made by them shall not be altered, amended or repealed by the board of directors.

Change in Control

Provisions of Delaware law and our certificate of incorporation and bylaws could make the acquisition of our company by means of a tender offer, proxy contest or otherwise, and the removal of incumbent officers and directors, more difficult. These provisions include:

Section 203 of the DGCL, which prohibits a merger with a 15%-or-greater stockholder, such as a party that has completed a successful tender offer, until three years after that party became a 15%-or-greater stockholder; and

The authorization in our certificate of incorporation of undesignated preferred stock, which could be issued without stockholder approval in a manner designed to prevent or discourage a takeover.

Together, these provisions may make the removal of management more difficult and may discourage transactions that could otherwise involve payment of a premium over prevailing market prices for our common stock.

Market, Symbol and Transfer Agent

Our common stock is listed for trading on the NYSE MKT under the symbol “TEUM”. The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company.

Preferred Stock

Our certificate of incorporation, as amended, empowers our board of directors, without action by our shareholders, to issue up to 50,000,000 shares of preferred stock from time to time in one or more series, which preferred stock may be offered by this prospectus and supplements thereto. The board has designated 150 shares of preferred stock as Series A Preferred Stock. As of the date of this prospectus, there are 73 shares of Series A Preferred Stock outstanding. Each share of Series A Preferred Stock is convertible into 0.04% of our issued and outstanding shares of common stock immediately prior to conversion. The Series A Preferred Stock are convertible at the option of the holder, except that (i) if there is a change in control (as defined in the certificate of designation) before September 2, 2017 or (ii) any time after September 2, 2017, we have the option to automatically convert the Series A Preferred Stock into common stock. The holders of Series A Preferred Stock are not entitled to receive any dividends and have no voting rights (except that we may only take certain corporate actions with the approval of a majority of the outstanding shares of Series A Preferred Stock). Further, upon liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Stock will receive distributions on par with and on a pro rata basis with the common stockholders as though the Series A Preferred Stock had been converted at the time of such liquidation, dissolution or winding up of the Company.

Our board will fix the rights, preferences, privileges and restrictions of our authorized but undesignated preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

•	the title and stated value;
•	the number of shares we are offering;

•	the liquidation preference per share;
•	the purchase price;
•	the dividend rate, period and payment date and method of calculation for dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	any contractual limitations on our ability to declare, set aside or pay any dividends;
•	the procedures for any auction and remarketing, if any;
•	the provisions for a sinking fund, if any;
•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•	any listing of the preferred stock on any securities exchange or market;
•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
•	voting rights, if any, of the preferred stock;
•	preemptive rights, if any;
•	restrictions on transfer, sale or other assignment, if any;
•	whether interests in the preferred stock will be represented by depositary shares;
•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Purchase Contracts

We may issue purchase contracts, representing contracts obligating holders to purchase from us, and us to sell to the holders, a specific or varying number of common stock, preferred stock, warrants, depositary shares, debt securities, warrants or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of common stock, preferred stock, warrants, depositary shares, debt securities, or any combination of the above. The price of the securities and other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as a part of a unit that consists of (a) a purchase contract and (b) one or more of the other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing, which may secure the holders’ obligations to purchase the securities under the purchase contract. The purchase contracts may require us to make periodic payments to the holders or require the holders to make periodic payments to us. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a manner specified in the applicable prospectus supplement.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the purchase contracts and purchase contract agreement, if any. The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;
•	whether the purchase contracts are to be prepaid or not;
•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;
•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and
•	whether the purchase contracts will be issued in fully registered or global form.

Warrants

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

•	the title of the warrants;
•	the price or prices at which the warrants will be issued;
•	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;
•	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;
•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;
•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•	the maximum or minimum number of warrants that may be exercised at any time;
•	information with respect to book-entry procedures, if any; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants.  Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;
•	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;
•	the exercise price;
•	the conditions to completion of the rights offering;
•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Depositary Shares

General.  We may offer fractional shares of common stock and preferred stock, rather than full shares of common stock and preferred stock. If we decide to offer fractional shares of our common stock and preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of common stock or a particular series of our preferred stock, and the applicable prospectus supplement will indicate that fraction. The shares of common stock and preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the common stock or preferred stock represented by such depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of our common stock and preferred stock in accordance with the terms of the offering. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the deposit agreement, form of certificate of designation of underlying preferred stock, form of depositary receipts and any other related agreements.

Dividends and Other Distributions.  The depositary will distribute all cash dividends or other cash distributions received by it in respect of the common stock and preferred stock to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of depositary shares held on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.

Redemption of Depositary Shares.  Whenever we redeem the common stock or preferred stock, the depositary will redeem a number of depositary shares representing the same number of shares of common stock or preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.

Voting of Underlying Shares.  Upon receipt of notice of any meeting at which the holders of our common stock or preferred stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to the common stock or that series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of common stock or preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of common stock or preferred stock underlying such depositary shares in accordance with such instructions. We will agree to take all action that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such preferred shares, it will abstain from voting such shares of preferred stock.

Withdrawal of Shares.  Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of common stock or the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the common stock or preferred stock cannot thereafter be re-deposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of common stock or the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of common stock or preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of Depositary Agreement.  The form of depositary receipt evidencing the depositary shares and any provision of the applicable depositary agreement may at any time be amended by agreement between us and the depositary. We may, with the consent of the depositary, amend the depositary agreement from time to time in any manner that we desire. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.

The depositary agreement may be terminated by us or the depositary if:

•	all outstanding depositary shares have been redeemed; or
•	there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary.  The depositary may resign at any time by delivering to us notice of its election to do so. We may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.

Charges of Depositary.  We will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. We will pay all charges of each depositary in connection with the initial deposit of the common stock or preferred shares of any series, the initial issuance of the depositary shares, any redemption of such preferred shares and any withdrawals of such preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.

Notices.  Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from us which are delivered to such depositary and which we are required to furnish the holders of the common stock or preferred stock represented by such depositary shares.

Miscellaneous.  The depositary agreement may contain provisions that limit our liability and the liability of the depositary to the holders of depositary shares. Both the depositary and we are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. We or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed by us to be competent and on documents believed by us or them to be genuine.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. The Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

•	the title of debt securities and whether the debt securities are senior or subordinated;
•	any limit on the aggregate principal amount of debt securities of such series;
•	the percentage of the principal amount at which the debt securities of any series will be issued;
•	the ability to issue additional debt securities of the same series;
•	the purchase price for the debt securities and the denominations of the debt securities;
•	the specific designation of the series of debt securities being offered;
•	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;
•	the basis for calculating interest;
•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
•	the duration of any deferral period, including the period during which interest payment periods may be extended;
•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;
•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;
•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;
•	the rate or rates of amortization of the debt securities;

•	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;
•	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;
•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;
•	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;
•	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;
•	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;
•	any restriction or condition on the transferability of the debt securities of a particular series;
•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;
•	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;
•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
•	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;
•	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;
•	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;
•	what subordination provisions will apply to the debt securities;
•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;
•	whether we are issuing the debt securities in whole or in part in global form;
•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;
•	the depositary for global or certificated debt securities, if any;
•	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;
•	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;
•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;
•	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);
•	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;
•	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and
•	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain United States federal income tax considerations applicable to the units; and
•	any other material terms of the units and their constituent securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Kesner LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2015 and 2014 have been incorporated by reference in the registration statement in reliance upon the report of Squar Milner, LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. You may inspect these documents and copy information from them at the Commission’s offices at public reference room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus information that we file with them, which means we can disclose important information to you by referring you to other documents that contain that information. The information we incorporate by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update or supersede the information in this prospectus. The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act and any future filings under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, made before the termination of the offering, including information filed after the date of the initial registration statement and prior to effectiveness of the registration statement, are incorporated by reference herein:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 30, 2016;
2.	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, filed with the SEC on May 16, 2016 and August 16, 2016, respectively;
3.	Our Current Reports on Form 8-K filed with the SEC on January 22, 2016, February 4, 2016, February 18, 2016, February 19, 2016, March 23, 2016, March 25, 2016, April 7, 2016, June 2, 2016, June 15, 2016, August 5, 2016, August 12, 2016, August 16, 2016 August 29, 2016, September 21, 2016, October 4, 2016, October 6, 2016, November 3, 2016, November 4 and November 7, 2016;
4.	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 7, 2016 as amended on July 18, 2016; and
5.	The description of our common stock contained in our Form 8-A filed on November 30, 2011.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting Susan Love, c/o Pareteum Corporation., at 100 Park Avenue, New York, New York 10017. Our telephone number is (212) 984-1096. Information about us is also available at our website at http://www.pareteum.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

2,333,334 Shares of Common Stock
Warrants to Purchase up to 1,166,667 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Joseph Gunnar & Co.

March 10, 2017